Exhibit 99.1

PHH Corporation Announces Fourth Quarter and Year End 2007 Results
PHH to host conference call beginning at 10:00 a.m. on February 29
Company also sets date of 2008 Annual Meeting of Stockholders

Mt. Laurel, NJ, February 28, 2008 – PHH Corporation (NYSE: PHH) today announced results for the three months and year ended December 31, 2007.

Net revenues for the three months ended December 31, 2007 were $550 million, a decrease of 11% from Net revenues of $615 million for the three months ended December 31, 2006.  Net income for the three months ended December 31, 2007 was $12 million, compared to Net income for the three months ended December 31, 2006 of $1 million.  Basic and diluted earnings per share for the three months ended December 31, 2007 was $0.21 compared to $0.03 for the three months ended December 31, 2006.

Net revenues for the year ended December 31, 2007 were $2.24 billion compared to $2.29 billion for the same period in 2006, a decrease of 2%.  Net loss for the twelve months ended December 31, 2007 was $12 million, compared to a Net loss for the twelve months ended December 31, 2006 of $16 million.  Basic and diluted loss per share for the twelve months ended December 31, 2007 was $0.23 compared to a loss of $0.29 for the same period in 2006.

Mortgage Production Segment

Net revenues for the three months ended December 31, 2007 for the mortgage production segment were $38 million compared to Net revenues of $61 million for the three months ended December 31, 2006.  Segment loss for the three months ended December 31, 2007 was $65 million compared to segment loss of $56 million in the three months ended December 31, 2006.

The increase in segment loss for the three months ended December 31, 2007 in comparison to the same period in 2006, was primarily due to a decrease in Net revenues as a result of lower mortgage loan origination volumes and lower gain on sale margins which were negatively impacted by declines in the market value of our prime closed-end second-lien loans.  Although results for the three months ended December 31, 2007 were negatively impacted by severance and facility costs, total expenses were lower compared to the three months ended December 31, 2006 due to cost reduction initiatives.

Total closings for the three months ended December 31, 2007 decreased 13% to $8.3 billion, compared to $9.6 billion for the same period in 2006.  Of this decline, purchase closings dropped 10% to $5.4 billion from $6.0 billion in the three months ended December 31, 2006 while refinance closings dropped 19% compared to the three months ended December 31, 2006.  Overall origination volumes were negatively impacted by continued adverse conditions in the mortgage industry.

Net revenues for the year ended December 31, 2007 were $205 million compared to $329 million for the same period in 2006.  For the year ended December 31, 2007, segment loss was $225 million compared to segment loss for the twelve months ended December 31, 2006 of $152 million.  The increase in segment loss during the twelve months ended December 31, 2007 was primarily due to a decrease in Gain on sale of mortgage loans, net, which was adversely affected by the deterioration of secondary mortgage market conditions.  The Company had $1.6 billion of Mortgage loans held for sale as of December 31, 2007 consisting of 79% of loans primarily conforming loans and loans which will be sold under best efforts commitments, 13% jumbo loans, 6% scratch and dent loans (loans with origination flaws or performance issues) and closed-end second-lien loans, and 2% non-conforming Alt-A loans.

Highlights for the mortgage production segment included:

Twelve new private label client signings in 2007
In discussions with a number of potential private label clients
Continued cost reduction efforts which totaled $36 million in 2007

Mortgage Servicing Segment

Net revenues for the three months ended December 31, 2007 for the mortgage servicing segment were $38 million versus Net revenues of $50 million for the three months ended December 31, 2006.  Segment profit was $5 million for the three months ended December 31, 2007, compared to segment profit of $30 million for the three months ended December 31, 2006.

The decrease in segment profit of $25 million during the three months ended December 31, 2007 compared to the three months ended December 31, 2006 was due primarily to losses (including direct expenses) associated with the sale of mortgage servicing rights (“MSRs”), increases in reinsurance reserves, and higher foreclosure related costs.

Net revenues for the twelve months ended December 31, 2007 were $176 million versus $131 million for the twelve months ended December 31, 2006.  Segment profit for the twelve months ended December 31, 2007 was $75 million compared to segment profit of $44 million in the same period in 2006.

Highlights for the mortgage servicing segment included:

●	Sold $433 million of MSRs associated with $29.2 billion of the unpaid principal balance of the underlying mortgage loans, $218 million of which was received during 2007
●	Capitalized servicing rate (based on fair value) of the MSRs at 1.19% as of December 31, 2007
●	Delinquency rate as a percentage of the total unpaid balance of the mortgage loan servicing portfolio at 2.80% as of December 31, 2007, which the Company believes compares favorably to the industry

Fleet Management Services Segment

Net revenues for the three months ended December 31, 2007 for the fleet management services segment were $475 million compared to Net revenues in the three months ended December 31, 2006 of $505 million. Segment profit for the three months ended December 31, 2007 was $35 million compared to $27 million for the three months ended December 31, 2006.  The $35 million segment profit for the three months ended December 31, 2007 included a $10 million reduction in accruals due to the resolution of foreign non-income based tax contingencies.

The decrease of $30 million in Net revenues in the fourth quarter of 2007 compared to the fourth quarter of 2006 was primarily due to lower syndication volume resulting from a decrease in heavy truck lease originations driven by lower industry-wide customer demand.

Also during the three months ended December 31, 2007 compared to the three months ended December 31, 2006, the average number of leased vehicles increased 2%, from 337,000 units to 343,000 units.  Fuel card units decreased 2% from 327,000 units to 321,000 units, maintenance cards decreased 9% from 338,000 units to 309,000 units and accident management vehicle units decreased 3% from 335,000 units to 325,000 units.

Net revenues for the year ended December 31, 2007 were $1.86 billion compared to $1.83 billion for the year ended December 31, 2006.  Segment profit for the year ended December 31, 2007 was $116 million versus $102 million for the same period in 2006.

Highlights for the fleet management services segment included:

●	Thirteen new clients signed during the three months ended December 31, 2007
●	Key maintenance partners added to the heavy truck and equipment maintenance program during the year
●	Over 3,000 heavy trucks enrolled in the maintenance program as of December 31, 2007
●	Signed a major new heavy truck account during the three months ended December 31, 2007

Liquidity

The Company completed the renewal of the $2.9 billion funding arrangement for Chesapeake Funding LLC, which will provide committed funding for the fleet management services segment through February 26, 2009.  In addition, it executed a $500 million mortgage repurchase facility with Citigroup which will provide incremental funding capacity for the Company’s mortgage operations through February 26, 2009.  Given expectations for mortgage origination volumes, the Company believes that the committed capacity provided by the renewal or replacement of, or commitments for, various financing facilities detailed in the Company’s Current Reports on Form 8-K filed on December 28, 2007, December 6, 2007, and November 2, 2007 and its other existing credit facilities is adequate to fund the Company’s ongoing mortgage operations for at least the next 12 months. The Company will continue to evaluate proposals to provide supplemental capacity as necessary.

It should also be noted that the Company’s mortgage loan origination efforts since August 2007 have focused on a higher concentration of conforming products, which has resulted in accelerated sales of loans held for sale thus reducing the size of the commitments needed to warehouse mortgage loans held for sale.  Investors should consult the Company’s Form 10-K for the year ended December 31, 2007 when it is filed, for more information regarding the Company’s financing activities.

Management Comments and Outlook

Terry Edwards, president and chief executive officer, stated, “During the fourth quarter, our mortgage production segment experienced slowing volume due to the disruption in the credit markets.  These market trends also negatively impacted gain on sale margins.  While substantially all of our commitments to fund new originations during the quarter focused on prime loan products, both conforming and non-conforming, we were negatively impacted by margins on loans in inventory, largely closed-end second-lien mortgage loans, that we are no longer originating.

“We continued to examine our mortgage production segment cost structure after reducing expenses by approximately $36 million during 2007.  During the year, headcount declined by approximately 700, primarily in the mortgage production segment, and we closed certain facilities.  We believe we are right sized for $39 billion in mortgage originations in 2008.  Assuming current market conditions continue, we believe this volume is achievable based on our new client signings and refinance activity.

“Our business model should allow our mortgage production segment to take advantage of the challenging housing and financial services environment by entering into new outsource relationships.  During 2007, we signed 12 new private label relationships.  So far in 2008, we were pleased to sign Comerica Bank and The Dime Savings Bank of Williamsburgh, and we remain focused on active discussions with additional potential clients.

“While the uncertainty of the merger transaction negatively impacted our marketing efforts during the year, we were pleased with the performance of our fleet management services segment.   A reversal of foreign non-income based tax contingencies contributed $10 million to pre-tax income during the quarter, however, the underlying business still performed above plan.  We expect that 2008 results will be challenged by higher costs associated with asset-backed commercial paper markets.”

Mr. Edwards concluded, “We begin 2008 with guarded optimism.  We believe we have adequate liquidity to execute our forecast and that PHH is well-positioned to operate in what will likely be a difficult year for the financial services sector.”

2008 Stockholders Meeting

PHH Corporation also announced that it will conduct its 2008 annual meeting of stockholders in Mt. Laurel, New Jersey at 10:00 a.m. on May 20, 2008.  Stockholders should consult the Notice of the 2008 Annual Meeting and Proxy Statement when it becomes available.

The Company will conduct a conference call for investors on Friday morning, February 29 at 10:00 a.m. eastern standard time.  Interested investors can access the conference call by dialing 1-800-909-5202 or 1-785-830-7975 ten minutes prior to the start time. The conference call will also be broadcast on the Company’s website at www.phh.com. A replay will be available beginning approximately two hours after the conclusion of the live call and ending at midnight on March 31, 2008 by dialing 1-888-203-1112 or 1-719-457-0820, using passcode 4005399, or by logging on to the Company’s website.

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is one of the top ten retail originators of residential mortgages in the United States1, and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. For additional information about the company and its subsidiaries please visit our website at www.phh.com.
1 Inside Mortgage Finance, Copyright 2007

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include the following: (i) our belief that our delinquency rates as a percentage of the total balance of our unpaid mortgage loan servicing portfolio compares favorably to the industry; (ii) our belief that our committed capacity is adequate to fund our mortgage operations for the next 12 months and that we will continue to evaluate proposals to provide supplemental capacity as necessary; (iii) our belief that we are right sized for $39 billion of mortgage loan originations (iv) our belief that we can achieve such mortgage loan origination volume based on new client signings and our expectations for refinance activity; (v) our expectation that our business model will allow us to take advantage of the housing and financial services market by entering into new private label outsource arrangements;  (vi) our expectations regarding our mortgage originations from refinance activity during 2008; and (vii) our beliefs that we have adequate liquidity to execute our forecast and that we are well-positioned to operate in what will likely be a difficult year for the financial services sector.  These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  You should understand that these statements are not guarantees of performance or results and are preliminary in nature.  Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.

You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, in connection with any forward-looking statements that may be made by us and our businesses generally.  Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Contact Information:
Investors:
Nancy R. Kyle
856-917-4268
Media:
Karen K. McCallson
856-917-8679

PHH CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Revenues
Mortgage fees	$26	$31	$127	$129
Fleet management fees	42	41	164	158
Net fee income	68	72	291	287
Fleet lease income	408	444	1,598	1,587
Gain on sale of mortgage loans, net	18	30	94	198
Mortgage interest income	71	95	351	363
Mortgage interest expense	(55)	(70)	(267)	(270)
Mortgage net finance income	16	25	84	93
Loan servicing income	105	132	489	515
Change in fair value of mortgage servicing rights	(277)	(97)	(509)	(334)
Net derivative gain (loss) related to mortgage servicing rights	189	(13)	96	(145)
Valuation adjustments related to mortgage servicing rights	(88)	(110)	(413)	(479)
Net loan servicing income	17	22	76	36
Other income	23	22	97	87
Net revenues	550	615	2,240	2,288
Expenses
Salaries and related expenses	77	79	326	336
Occupancy and other office expenses	22	18	77	78
Depreciation on operating leases	320	310	1,264	1,228
Fleet interest expense	54	52	213	195
Other depreciation and amortization	7	9	29	36
Other operating expenses	102	145	376	419
Total expenses	582	613	2,285	2,292
(Loss) income before income taxes and minority interest	(32)	2	(45)	(4)
(Benefit from) provision for income taxes	(41)	—	(34)	10
Income (loss) before minority interest	9	2	(11)	(14)
Minority interest in (loss) income of consolidated entities, net of income taxes of $2, $0, $(1) and $(1)	(3)	1	1	2
Net income (loss)	$12	$1	$(12)	$(16)
Basic and diluted earnings (loss) per share	$0.21	$0.03	$(0.23)	$(0.29)
Weighted-average common shares outstanding:
Basic	54.160	53.751	53.939	53.648
Diluted	54.933	54.585	53.939	53.648

PHH CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)

	December 31,
	2007	2006
ASSETS
Cash and cash equivalents	$149	$123
Restricted cash	579	559
Mortgage loans held for sale, net	1,564	2,936
Accounts receivable, net	686	462
Net investment in fleet leases	4,224	4,147
Mortgage servicing rights	1,502	1,971
Investment securities	34	35
Property, plant and equipment, net	61	64
Goodwill	86	86
Other assets (1)	472	377
Total assets	$9,357	$10,760

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$533	$494
Debt	6,279	7,647
Deferred income taxes	697	766
Other liabilities	287	307
Total liabilities	7,796	9,214
Commitments and contingencies	—	—
Minority interest	32	31
Total stockholders’ equity (2)	1,529	1,515
Total liabilities and stockholders’ equity	$9,357	$10,760
__________
(1)  Other assets include intangible assets of $43 million and $47 million as of December 31, 2007 and 2006, respectively.
 (2)  Outstanding shares of common stock were 54.079 million and 53.507 million as of December 31, 2007 and 2006, respectively.

PHH CORPORATION AND SUBSIDIARIES
CONSOLIDATING SEGMENT RESULTS
(Unaudited)
(In millions)

	Net Revenues			Segment (Loss) Profit (1)
	Three Months Ended December 31,			Three Months Ended December 31,
	2007	2006	Change	2007	2006	Change
	(In millions)
Mortgage Production segment	$38	$61	$(23)	$(65)	$(56)	$(9)
Mortgage Servicing segment	38	50	(12)	5	30	(25)
Total Mortgage Services	76	111	(35)	(60)	(26)	(34)
Fleet Management Services segment	475	505	(30)	35	27	8
Total reportable segments	551	616	(65)	(25)	1	(26)
Other (2)	(1)	(1)	—	(4)	—	(4)
Total Company	$550	$615	$(65)	$(29)	$1	$(30)

	Net Revenues			Segment (Loss) Profit (1)
	Year Ended December 31,			Year Ended December 31,
	2007	2006	Change	2007	2006	Change
	(In millions)
Mortgage Production segment	$205	$329	$(124)	$(225)	$(152)	$(73)
Mortgage Servicing segment	176	131	45	75	44	31
Total Mortgage Services	381	460	(79)	(150)	(108)	(42)
Fleet Management Services segment	1,861	1,830	31	116	102	14
Total reportable segments	2,242	2,290	(48)	(34)	(6)	(28)
Other (3)	(2)	(2)	—	(12)	—	(12)
Total Company	$2,240	$2,288	$(48)	$(46)	$(6)	$(40)
__________
(1)	The following is a reconciliation of (Loss) income before income taxes and minority interest to segment (loss) profit:

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	(In millions)
(Loss) income before income taxes and minority interest	$(32)	$2	$(45)	$(4)
Minority interest in income of consolidated entities, net of income taxes	(3)	1	1	2
Segment (loss) profit	$(29)	$1	$(46)	$(6)

(2)
Amounts included in Other represent intersegment eliminations and amounts not allocated to our reportable segments. Segment loss of $4 million reported under the heading Other for 2007 represents expenses related to the terminated Merger.

(3)
Amounts included in Other represent intersegment eliminations and amounts not allocated to our reportable segments. Segment loss of $12 million reported under the heading Other for 2007 represents expenses related to the terminated Merger.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE PRODUCTION SEGMENT RESULTS
FOURTH QUARTER 2007 VS. FOURTH QUARTER 2006
(Unaudited)

	Three Months Ended December 31,
	2007	2006	Change	% Change
	(Dollars in millions, except average loan amount)
Loans closed to be sold	$5,976	$7,209	$(1,233)	(17)%
Fee-based closings	2,333	2,377	(44)	(2)%
Total closings	$8,309	$9,586	$(1,277)	(13)%
Purchase closings	$5,425	$6,044	$(619)	(10)%
Refinance closings	2,884	3,542	(658)	(19)%
Total closings	$8,309	$9,586	$(1,277)	(13)%
Fixed rate	$5,610	$5,800	$(190)	(3)%
Adjustable rate	2,699	3,786	(1,087)	(29)%
Total closings	$8,309	$9,586	$(1,277)	(13)%
Number of loans closed (units)	37,526	47,485	(9,959)	(21)%
Average loan amount	$221,404	$201,862	$19,542	10%
Loans sold	$6,348	$6,740	$(392)	(6)%
	Three Months Ended December 31,
	2007	2006	Change	% Change
	(In millions)
Mortgage fees	$26	$31	$(5)	(16)%
Gain on sale of mortgage loans, net	18	30	(12)	(40)%
Mortgage interest income	31	47	(16)	(34)%
Mortgage interest expense	(37)	(49)	12	24%
Mortgage net finance expense	(6)	(2)	(4)	(200)%
Other income	—	2	(2)	(100)%
Net revenues	38	61	(23)	(38)%
Salaries and related expenses	45	48	(3)	(6)%
Occupancy and other office expenses	15	11	4	36%
Other depreciation and amortization	3	5	(2)	(40)%
Other operating expenses	43	52	(9)	(17)%
Total expenses	106	116	(10)	(9)%
Loss before income taxes	(68)	(55)	(13)	(24)%
Minority interest in (loss) income of consolidated entities, net of income taxes	(3)	1	(4)	n/m (1)
Segment loss	$(65)	$(56)	$(9)	(16)%
_________
(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE PRODUCTION SEGMENT RESULTS
YEAR ENDED DECEMBER 31, 2007 VS. YEAR ENDED DECEMBER 31, 2006
(Unaudited)

	Year Ended December 31,
	2007	2006	Change	% Change
	(Dollars in millions, except average loan amount)
Loans closed to be sold	$29,207	$32,390	$(3,183)	(10)%
Fee-based closings	10,338	8,872	1,466	17%
Total closings	$39,545	$41,262	$(1,717)	(4)%
Purchase closings	$25,692	$28,509	$(2,817)	(10)%
Refinance closings	13,853	12,753	1,100	9%
Total closings	$39,545	$41,262	$(1,717)	(4)%
Fixed rate	$25,525	$23,336	$2,189	9%
Adjustable rate	14,020	17,926	(3,906)	(22)%
Total closings	$39,545	$41,262	$(1,717)	(4)%
Number of loans closed (units)	182,885	206,063	(23,178)	(11)%
Average loan amount	$216,228	$200,238	$15,990	8%
Loans sold	$30,346	$31,598	$(1,252)	(4)%
	Year Ended December 31,
	2007	2006	Change	% Change
	(In millions)
Mortgage fees	$127	$129	$(2)	(2)%
Gain on sale of mortgage loans, net	94	198	(104)	(53)%
Mortgage interest income	171	184	(13)	(7)%
Mortgage interest expense	(190)	(184)	(6)	(3)%
Mortgage net finance expense	(19)	—	(19)	n/m (1)
Other income	3	2	1	50%
Net revenues	205	329	(124)	(38)%
Salaries and related expenses	195	207	(12)	(6)%
Occupancy and other office expenses	49	50	(1)	(2)%
Other depreciation and amortization	15	21	(6)	(29)%
Other operating expenses	170	201	(31)	(15)%
Total expenses	429	479	(50)	(10)%
Loss before income taxes	(224)	(150)	(74)	(49)%
Minority interest in income of consolidated entities, net of income taxes	1	2	(1)	(50)%
Segment loss	$(225)	$(152)	$(73)	(48)%
_________
(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE SERVICING SEGMENT RESULTS
FOURTH QUARTER 2007 VS. FOURTH QUARTER 2006
(Unaudited)

	Three Months Ended December 31,
	2007	2006	Change	% Change
	(In millions)
Average loan servicing portfolio	$163,056	$160,298	$2,758	2%
	Three Months Ended December 31,
	2007	2006	Change	% Change
	(In millions)
Mortgage interest income	$41	$49	$(8)	(16)%
Mortgage interest expense	(21)	(21)	—	—
Mortgage net finance income	20	28	(8)	(29)%
Loan servicing income	105	132	(27)	(20)%
Change in fair value of mortgage servicing rights	(277)	(97)	(180)	(186)%
Net derivative gain (loss) related to mortgage servicing rights	189	(13)	202	n/m (1)
Valuation adjustments related to mortgage servicing rights	(88)	(110)	22	20%
Net loan servicing income	17	22	(5)	(23)%
Other income	1	—	1	n/m (1)
Net revenues	38	50	(12)	(24)%
Salaries and related expenses	7	8	(1)	(13)%
Occupancy and other office expenses	3	2	1	50%
Other depreciation and amortization	1	1	—	—
Other operating expenses	22	9	13	144%
Total expenses	33	20	13	65%
Segment profit	$5	$30	$(25)	(83)%
_________
(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE SERVICING SEGMENT RESULTS
YEAR ENDED DECEMBER 31, 2007 VS. YEAR ENDED DECEMBER 31, 2006
(Unaudited)

	Year Ended December 31,
	2007	2006	Change	% Change
	(In millions)
Average loan servicing portfolio	$163,107	$159,269	$3,838	2%
	Year Ended December 31,
	2007	2006	Change	% Change
	(In millions)
Mortgage interest income	$182	$181	$1	1%
Mortgage interest expense	(85)	(86)	1	1%
Mortgage net finance income	97	95	2	2%
Loan servicing income	489	515	(26)	(5)%
Change in fair value of mortgage servicing rights	(509)	(334)	(175)	(52)%
Net derivative gain (loss) related to mortgage servicing rights	96	(145)	241	n/m (1)
Valuation adjustments related to mortgage servicing rights	(413)	(479)	66	14%
Net loan servicing income	76	36	40	111%
Other income	3	—	3	n/m (1)
Net revenues	176	131	45	34%
Salaries and related expenses	29	32	(3)	(9)%
Occupancy and other office expenses	10	10	—	—
Other depreciation and amortization	2	2	—	—
Other operating expenses	60	43	17	40%
Total expenses	101	87	14	16%
Segment profit	$75	$44	$31	70%
_________
(1)	n/m — Not meaningful.

PHH CORPORATION AND SUBSIDIARIES
FLEET MANAGEMENT SERVICES SEGMENT RESULTS
FOURTH QUARTER 2007 VS. FOURTH QUARTER 2006
(Unaudited)

	Average for the Three Months Ended December 31,
	2007	2006	Change	% Change
	(In thousands of units)
Leased vehicles	343	337	6	2%
Maintenance service cards	309	338	(29)	(9)%
Fuel cards	321	327	(6)	(2)%
Accident management vehicles	325	335	(10)	(3)%

	Three Months Ended December 31,
	2007	2006	Change	% Change
	(In millions)
Fleet management fees	$42	$41	$1	2%
Fleet lease income	408	444	(36)	(8)%
Other income	25	20	5	25%
Net revenues	475	505	(30)	(6)%
Salaries and related expenses	23	21	2	10%
Occupancy and other office expenses	4	5	(1)	(20)%
Depreciation on operating leases	320	310	10	3%
Fleet interest expense	55	53	2	4%
Other depreciation and amortization	3	3	—	—
Other operating expenses	35	86	(51)	(59)%
Total expenses	440	478	(38)	(8)%
Segment profit	$35	$27	$8	30%

PHH CORPORATION AND SUBSIDIARIES
FLEET MANAGEMENT SERVICES SEGMENT RESULTS
YEAR ENDED DECEMBER 31, 2007 VS. YEAR ENDED DECEMBER 31, 2006
(Unaudited)

	Average for the Year Ended December 31,
	2007	2006	Change	% Change
	(In thousands of units)
Leased vehicles	342	334	8	2%
Maintenance service cards	326	339	(13)	(4)%
Fuel cards	330	325	5	2%
Accident management vehicles	334	331	3	1%

	Year Ended December 31,
	2007	2006	Change	% Change
	(In millions)
Fleet management fees	$164	$158	$6	4%
Fleet lease income	1,598	1,587	11	1%
Other income	99	85	14	16%
Net revenues	1,861	1,830	31	2%
Salaries and related expenses	92	85	7	8%
Occupancy and other office expenses	18	18	—	—
Depreciation on operating leases	1,264	1,228	36	3%
Fleet interest expense	215	197	18	9%
Other depreciation and amortization	12	13	(1)	(8)%
Other operating expenses	144	187	(43)	(23)%
Total expenses	1,745	1,728	17	1%
Segment profit	$116	$102	$14	14%

PHH CORPORATION AND SUBSIDIARIES
MORTGAGE LOAN SERVICING PORTFOLIO
 (Unaudited)
Portfolio Activity
	Year Ended December 31,
	2007	2006	2005
	(In millions)
Balance, beginning of period (1)	$160,222	$154,843	$143,056
Additions (2) (3)	35,350	35,804	48,155
Payoffs, sales and curtailments (2) (4)	(36,389)	(32,555)	(36,368)
Addition of certain subserviced home equity loans as of June 30, 2006 (1)	—	2,130	—
Balance, end of period (1)	$159,183	$160,222	$154,843

Portfolio Composition
	December 31,
	2007	2006
	(In millions)
Owned servicing portfolio	$129,572	$150,533
Subserviced portfolio (5)	29,611	9,689
Total servicing portfolio	$159,183	$160,222
Fixed rate	$103,406	$100,960
Adjustable rate	55,777	59,262
Total servicing portfolio	$159,183	$160,222
Conventional loans	$146,630	$148,760
Government loans	8,417	7,423
Home equity lines of credit	4,136	4,039
Total servicing portfolio	$159,183	$160,222
Weighted-average interest rate	6.1%	6.1%

Portfolio Delinquency (6)
	December 31,
	2007		2006
	Number of Loans	Unpaid Balance	Number of Loans	Unpaid Balance
30 days	2.22%	1.93%	2.19%	1.93%
60 days	0.53%	0.46%	0.46%	0.38%
90 or more days	0.48%	0.41%	0.36%	0.29%
Total delinquency	3.23%	2.80%	3.01%	2.60%
Foreclosure/real estate owned/bankruptcies	1.02%	0.87%	0.80%	0.58%
__________

(1)
Prior to June 30, 2006, certain home equity loans subserviced for others were excluded from the disclosed portfolio activity. As a result of a systems conversion during the second quarter of 2006, these loans subserviced for others are included in the portfolio balance as of December 31, 2007 and 2006. The amount of home equity loans subserviced for others and excluded from the portfolio balance as of January 1, 2006 and 2005 was approximately $2.5 billion and $2.7 billion, respectively.

(2)	Excludes activity related to certain home equity loans subserviced for others described above in the six months ended June 30, 2006 and the year ended December 31, 2005.

(3)
During the fourth quarter of 2005, the Company purchased the loan servicing portfolio of CUNA Mutual Mortgage Corporation (“CUNA”) and assumed its servicing and subservicing contracts. The aggregate loan servicing portfolio purchased from CUNA was $9.7 billion, including a $2.9 billion subserviced portfolio.

(4)
Includes $29.2 billion and $1.9 billion of the unpaid principal balance of the underlying mortgage loans for which the associated MSRs were sold during the years ended December 31, 2007 and 2006, respectively. There were no sales of MSRs during the year ended December 31, 2005.

(5)
During the year ended December 31, 2007, the Company sold the MSRs associated with $19.3 billion of the unpaid principal balance of underlying mortgage loans; however, because the Company is subservicing these loans until the MSRs are transferred from the Company’s systems to the purchaser’s systems, which is expected to occur in the second quarter of 2008, these loans are included in the Company’s mortgage loan servicing portfolio balance as of December 31, 2007.

(6)	Represents the loan servicing portfolio delinquencies as a percentage of the total number of loans and the total unpaid balance of the portfolio.

PHH CORPORATION AND SUBSIDIARIES
NET LOSS ON MORTGAGE SERVICING RIGHTS RISK MANAGEMENT ACTIVITIES
 (Unaudited)

	Three Months Ended December 31,
	2007	2006
	(In millions)
Net derivative gain (loss) related to mortgage servicing rights	$189	$(13)
Change in fair value of mortgage servicing rights due to changes in market inputs or assumptions used in the valuation model	(215)	(15)
Net loss on MSRs risk management activities	$(26)	$(28)

	Year Ended December 31,
	2007	2006
	(In millions)
Net derivative gain (loss) related to mortgage servicing rights	$96	$(145)
Change in fair value of mortgage servicing rights due to changes in market inputs or assumptions used in the valuation model	(194)	39
Net loss on MSRs risk management activities	$(98)	$(106)

PHH CORPORATION AND SUBSIDIARIES
AVAILABLE FUNDING UNDER ASSET-BACKED DEBT
 ARRANGEMENTS AND UNSECURED COMMITTED CREDIT FACILITIES
 (Unaudited)

As of December 31, 2007, available funding under our asset-backed debt arrangements and unsecured committed credit facilities consisted of:
	Capacity (1)	Utilized Capacity	Available Capacity
		(In millions)
Asset-Backed Funding Arrangements:
Vehicle management	$3,908	$3,556	$352
Mortgage warehouse	1,790	1,111	679
Unsecured Committed Credit Facilities (2)	1,301	980	321
__________
(1)
Capacity is dependent upon maintaining compliance with, or obtaining waivers of, the terms, conditions and covenants of the respective agreements. With respect to asset-backed funding arrangements, capacity may be further limited by the availability of asset eligibility requirements under the respective agreements.

(2)
Available capacity reflects a reduction in availability due to an allocation against the facilities of $132 million which fully supports the outstanding unsecured commercial paper issued by the Company as of December 31, 2007. Under the Company’s policy, all of the outstanding unsecured commercial paper is supported by available capacity under its unsecured committed credit facilities. In addition, utilized capacity reflects $8 million of letters of credit issued under the Amended Credit Facility.